                                                                     Exhibit e.3

                                                                  DRAFT: 6/13/02
                                                                  --------------

                                  iShares Trust

                                     FORM OF
                        AUTHORIZED PARTICIPANT AGREEMENT

     This Authorized Participant Agreement (the "Agreement") is entered into by and between SEI Investments Distribution Co. (together with its affiliates, the "Distributor") and __________________________________ (the "Participant") and is
subject to acceptance by Investors Bank & Trust Company ("IBT" or the "Transfer Agent").

     WHEREAS, The Distributor serves as the principal underwriter of the iShares Trust (the "Fund") acting on an agency basis in connection with the sale and distribution of shares of beneficial interest (sometimes referred to as "iShares/SM/"), of each iShares Index Series of the Fund (each, an "Index Series"); and

     WHEREAS, The Transfer Agent serves as the transfer agent for the Fund and is an Index Receipt Agent as that term is defined in the rules of the NSCC; and

     WHEREAS, The iShares of any Index Series offered by the Fund may be purchased or redeemed only by or through a Participant who has entered into an Authorized Participant Agreement; and

     WHEREAS, The Distributor, the Transfer Agent and the Participant acknowledge and agree that the Fund shall be a third party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement to the extent specified herein.

     NOW THEREFORE, The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.  ORDERS FOR PURCHASE AND REDEMPTION

    a. Creation Units. The iShares of any Index Series offered by the Fund may be purchased or redeemed only in aggregations of a specified number of iShares referred to herein as a "Creation Unit". The Participant is hereby authorized to purchase and redeem Creation Units of any Index Series listed in the Prospectus except those Index Series set forth in Annex I, which may be revised from time to time.

    b. Procedures for Orders. The Participant may purchase and/or redeem Creation Units of iShares through (i) the iShares Clearing Process, (ii) the facilities of DTC, or (iii) the iShares Foreign Fund Clearing Process. The procedures for placing and processing an order to purchase iShares (each a "Purchase Order") and a request to redeem iShares (each a "Redemption Request") (together, referred to as "Orders") are described in the Fund's Prospectus and in the iShares Procedures Handbook, which shall be provided to the Participant from time to time. All Orders shall be made in accordance with the terms and procedures set forth in the Prospectus and iShares Procedures Handbook, as amended from time to time. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. The Fund reserves the right to issue additional

                                                                  DRAFT: 6/13/02
                                                                  --------------

       or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as may be issued from time to time.

    c. NSCC Authorization. Solely with respect to Orders through the iShares Clearing Process, the Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Participant such instructions, including amounts of the Deposit Securities and Cash Components as are necessary, consistent with the instructions issued by the Participant to the Distributor. The Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

    d. Consent to Recording. It is contemplated that the phone lines used by the Distributor, the Fund or their affiliated persons will be recorded, and the Participant hereby consents to the recording of all calls with any of those parties.

    e. Irrevocability. The Fund reserves the absolute right to reject any Order transmitted to it by the Distributor. Once accepted, all Orders are irrevocable.

2.  EXECUTION OF PURCHASE ORDERS

    a. Fund Deposit. To effect the purchase of a Creation Unit, the Participant agrees on behalf of itself and any Participant Client to deliver to the Fund a Fund Deposit plus a purchase transaction fee as described in the Prospectus, which shall be determined by the Fund in its sole discretion. The Fund Deposit shall consist of the requisite Deposit Securities and a Cash Component. The Fund may permit or require the substitution of an amount of cash to be added to the Cash Component to replace any Deposit Security. The Fund may, in its sole discretion, accept collateral in anticipation of delivery of all or a portion of the requisite Deposit Securities. Under certain circumstances, the Fund may use such cash or collateral to purchase Deposit Securities. The Participant shall be responsible for any and all expenses and costs incurred by the Fund in connection with any Purchase Orders.

    b. Title to Securities; Restricted Shares. The Participant represents on behalf of itself and any Participant Client that upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant subcustodian in accordance with the terms of the Prospectus, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any Participant Client, or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are "restricted securities" as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

                                                                  DRAFT: 6/13/02
                                                                  --------------

    c. Corporate Actions. With respect to any Purchase Order, the Fund acknowledges and agrees to return to the Participant or the Participant Client any dividend, distribution or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to such party that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or the Participant Client.

    d. Cash Component, Cash Amount and Creation Fees. The Participant hereby agrees that as between the Fund and itself or any Participant Client, it will make available or transfer funds for each purchase of iShares an amount of cash sufficient to pay the Cash Component plus any other amounts of cash due to the Fund in connection with the purchase of any Creation Unit of iShares (including the purchase transaction fee and the additional variable charge for cash purchases (when, in the sole discretion of the Fund, cash purchases are available or specified)) (the "Cash Amount"). Computation of the Cash Amount shall exclude any stamp duty and other similar fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole the responsibility of the Participant and not of the Fund. The Participant hereby agrees to ensure that the Cash Amount will be received by the Fund on or before the Contractual Settlement Date.

3.  EXECUTION OF REDEMPTION REQUESTS

    a. Creation Units. To effect the redemption of a Creation Unit of an Index Series, the Participant agrees on behalf of itself and any Participant Client to deliver to the Fund the requisite number of iShares comprising the number of Creation Units being redeemed. Except when aggregated in Creation Units, iShares of any Index Series are not redeemable. The Fund may permit the Participant to redeem a Creation Unit when the Participant is unable to deliver all or part of a Creation Unit. Proceeds of a redemption of a Creation Unit shall consist of Fund Securities and an specified amount of cash as determined by the Fund in its sole discretion ("Cash Redemption Amount"), less a redemption transaction fee. In certain circumstances, the Participant may be required to pay the Index Series cash to the extent that the Fund Securities have a value greater than the net asset value of the iShares.

    b. Delivery of Collateral or iShares. The Participant understands and agrees that in the event collateral or iShares are not transferred to the Fund, a Redemption Request may be rejected by the Fund and the Participant will be solely responsible for all costs incurred by the Fund or the Distributor related to the rejected Order.

    c. Legal and Beneficial Ownership. The Participant represents and warrants that it will not attempt to place a Redemption Request for the purpose of redeeming any Creation Unit of iShares of any Index Series unless it first ascertains that it or the Participant Client, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of iShares of the relevant Index Series to be redeemed and to the entire proceeds of the redemption and that such iShares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude

                                                                  DRAFT: 6/13/02
                                                                  --------------

       the delivery of such iShares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Fund.

    d. Corporate Actions. With respect to any Redemption Request, the Participant on behalf of itself and any Participant Client acknowledges and agrees to return to the Fund any dividend, distribution or other corporate action paid to it or a Participant Client in respect of any Fund Security that is transferred to the Participant or any Participant Client that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Index Series. The Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any Participant Client by an amount equal to any dividend, distribution or other corporate action to be paid to the Participant or to the Participant Client in respect of any Fund Security that is transferred to the Participant or any Participant Client that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Index Series.

    e. Cash Amount and Redemption Fees. The Fund may impose in its sole discretion a redemption transaction fee and additional variable charges as set forth in the Prospectus on any Redemption Request by the Participant. The Participant shall be responsible for any and all expenses and costs incurred in connection with any Redemption Requests.

    f. Australian and New Zealand Holders. In the case of a resident Australian or New Zealand Beneficial Owner, notwithstanding the foregoing, the Participant understands and agrees that such Beneficial Owner is only entitled to receive cash upon its redemption of Creation Units of iShares. In the Redemption Request, the Participant will be required to confirm that an in-kind redemption request has not been submitted on behalf of a Beneficial Owner who is an Australian or New Zealand resident.

4. BENEFICIAL OWNERSHIP LIMITATION. The Participant represents and warrants to the Distributor and the Fund that (based upon the number of outstanding iShares of such Index Series made publicly available by the Fund) it does not, and will not in the future, hold for the account of any single Beneficial Owner of iShares of the relevant Index Series eighty percent (80%) or more of the currently outstanding iShares of such relevant Index Series, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund with respect to such Index Series different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Code. The Participant agrees that the confirmation relating to any order for one or more Creation Units of iShares of an Index Series shall state as follows: "Purchaser represents and warrants that, after giving effect to the purchase of iShares to which this confirmation relates, it will not hold eighty percent (80%) or more of the outstanding iShares of the relevant Index Series of the Fund and that it will not treat such purchase as eligible for tax-free treatment under section 351 of the Code. If purchaser is a dealer, it agrees to deliver similar written confirmations to any person purchasing any of the iShares to which this confirmation relates from it." The Fund and its Transfer Agent and Distributor shall have the right to require information from the Participant regarding iShares ownership of each Index Series, and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding iShares of any Index Series by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

                                                                  DRAFT: 6/13/02
                                                                  --------------

5.  AUTHORIZED PERSONS

    a. Certification. Concurrently with the execution of this Agreement and as requested from time to time by the Fund and/or Distributor but no less frequently than annually, the Participant shall deliver to the Distributor and the Fund, with copies to the Transfer Agent, a certificate (the form of which is set forth in Annex II) signed by the Participant's Secretary or other duly authorized official setting forth the names, e-mail addresses and telephone and facsimile numbers of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Fund as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Fund of a superseding certificate in a form approved by the Fund bearing a subsequent date.

    b. PIN Numbers. The Distributor shall issue to each Participant a unique personal identification number ("PIN Number") by which such Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Persons. The Participant may revoke the PIN Number at any time upon written notice to the Distributor and the Fund, and the Participant shall be responsible for doing so in the event that it becomes aware that an unauthorized person has received access to its PIN Number or has or intends to use the PIN Number in an unauthorized manner. Upon receipt of such written request, the Distributor shall promptly de-activate the PIN Number. If a Participant's PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Participant and the Distributor. The Participant agrees that the Distributor and the Fund shall not be liable, absent fraud or willful misconduct, for losses incurred by the Participant as a result of unauthorized use of the Participant's PIN Number.

    c. Termination of Authority. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall (i) give immediate written notice of such fact to the Distributor and the Fund and such notice shall be effective upon receipt by both the Distributor and the Fund; and (ii) request a new PIN Number. The Distributor shall promptly de-activate the PIN Number upon receipt of such written notice.

    d. Verification. The Distributor shall assume that all instructions issued to it using the Participant's PIN Number have been properly placed by Authorized Persons, unless the Distributor has actual knowledge to the contrary or the Participant has revoked its PIN Number. The Distributor shall not verify that an Order is being placed by an Authorized Person. The Participant agrees that the Distributor shall not be responsible for any losses incurred by the Participant as a result of an Authorized Person identifying himself or herself as a different Authorized Person or an unauthorized person identifying himself or herself as an Authorized Person, unless the Participant previously submitted written notice to revoke its PIN Number.

                                                                  DRAFT: 6/13/02
                                                                  --------------
6.  STATUS OF PARTICIPANT

    a. Clearing Status. The Participant hereby represents, covenants and warrants that with respect to (i) all Orders of Creation Units of iShares of any Index Series, it is a DTC Participant, and (ii) any Order of Creation Units of iShares of any Index Series initiated through the iShares Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (a "Participating Party"). Any change in the foregoing status of the Participant shall terminate this Agreement and the Participant shall give prompt written notice to the Distributor and the Fund of such change.

    b. Broker-Dealer Status. The Participant hereby represents and warrants that, unless the following paragraph is applicable to it, it is (i) registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and (iii) a member in good standing of the NASD. The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant further agrees to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of the NASD, and that it will not offer or sell iShares of any Index Series of the Fund in any state or jurisdiction where they may not lawfully be offered and/or sold.

    c. Foreign Status. If the Participant is offering and selling iShares of any Index Series of the Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of the NASD as set forth in the preceding paragraph, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder and to conduct its business in accordance with the spirit of the NASD Conduct Rules.

    d. Distributor Status. The Participant understands and acknowledges that the method by which Creation Units of iShares will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of iShares may be issued and sold by the Fund on an ongoing basis, at any point a "distribution", as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not "underwriters" but are effecting transactions in iShares, whether or not participating in the distribution of iShares, are generally required to deliver a prospectus.

7.  ROLE OF PARTICIPANT

    a. Independent Contractor. The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and

                                                                  DRAFT: 6/13/02
                                                                  --------------

       will have no authority to act as agent for the Fund or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Fund or the Distributor or their designees concerning the performance of the Participant's responsibilities under this Agreement.

    b. Rights and Obligations of DTC Participant. In executing this Agreement, the Participant agrees in connection with any purchase or redemption transactions in which it acts for a Participant Client or for any other DTC Participant or indirect participant, or any other Beneficial Owner, that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

    c. Maintenance of Records. The Participant agrees to maintain records of all sales of iShares made by or through it and to furnish copies of such records to the Fund or the Distributor upon the request of the Fund or the Distributor.

8. MARKETING MATERIALS AND REPRESENTATIONS. The Participant represents, warrants and agrees that it will not make any representations concerning iShares other than those contained in the Fund's then current Prospectus or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to iShares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Participant understands that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, which offers redeemable securities, and that any advertising materials will prominently disclose that the iShares are not redeemable units of beneficial interest in the Fund. In addition, the Participant understands that any advertising material that addresses redemptions of iShares, including the Fund's Prospectus, will disclose that the owners of iShares may acquire iShares and tender iShares for redemption to the Fund in Creation Unit aggregations only. Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to iShares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of iShares with other products and are not used for purposes of marketing iShares and (ii) for internal use by the Participant.

9. IRREVOCABLE PROXYa. Appointment of Irrevocable Proxy. The Participant, from time to time, may be a beneficial owner or an owner of record of an Index Series. To the extent that it is a beneficial owner of an Index Series, the Participant does hereby irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) the Participant's beneficially owned iShares of an Index Series, which the Participant is or may be entitled to vote at any meeting of an Index Series held after the date this Agreement is executed, whether annual or special and

                                                                  DRAFT: 6/13/02
                                                                  --------------

       whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. The Distributor shall mirror vote (or abstain from voting) the Participant's beneficially owned iShares in the same proportion as the votes (or abstentions) of other holders of the corresponding Index Series on any matter, question or resolution submitted to the vote of shareholders of such Index Series and with complete independence from and without any regard to any views, statements or interests of the Participant, its affiliates or any other person.

    b. Powers of Attorney and Proxy. The Distributor, as attorney and proxy for the Participant under this paragraph: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees or substitute attorneys as it may from time to time appoint; and (iii) may provide voting instructions to such agents, nominees or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, telex, facsimile, electronically (including through the Internet) or otherwise. The powers of the Distributor as attorney and proxy under this paragraph shall include (without limiting its general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the Participant.

    c. Term of Attorney and Proxy. The Distributor shall serve as an irrevocable attorney and proxy for the Participant under this paragraph for an initial two-year period, which may be renewed annually thereafter. However, the Distributor shall serve as an irrevocable attorney and proxy hereunder only so long as this Agreement remains in effect. This irrevocable proxy automatically shall terminate with respect to an Index Series or the Fund as a whole, if the Distributor ceases to act as Distributor to that Index Series or the Fund, as applicable. The Distributor may terminate this irrevocable proxy with sixty (60) days written notice to the Participant.

10. INDEMNIFICATION; LIMITATION OF LIABILITY. This paragraph shall survive the termination of this Agreement.


    a. The Participant hereby agrees to indemnify and hold harmless the Distributor, the Fund, the Transfer Agent, their respective subsidiaries, affiliated persons, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Indemnified Party") from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Indemnified Party in reliance upon any instructions issued in accordance with the iShares Procedures Handbook (as may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant. The Participant and the Distributor understand and agree that the Fund as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Fund.

                                                                  DRAFT: 6/13/02
                                                                  --------------

    b. The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliated persons, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Indemnified Party") from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Indemnified Party in reliance upon any representations made in accordance with the iShares Procedures Handbook reasonably believed by the Participant to be genuine and to have been given by the Distributor.

    c. The Participant shall not be liable to the Distributor for any damages arising out of (i) mistakes or errors in data provided in connection with purchase or redemption transactions except for data provided by the Participant, or (ii) mistakes or errors by or out of interruptions or delays of communications with the Distributor or any Indemnified Party who is a service provider to the Fund. The Participant shall not be liable for any action, representation, or solicitation made by the wholesalers of the Fund.

    d. The Distributor shall not be liable to the Participant for any damages arising out of (i) mistakes or errors in data provided in connection with purchase or redemption transactions except for data provided by the Distributor, or (ii) mistakes or errors by or out of interruptions or delays of communications with the Participant or any Indemnified Party who is a service provider to the Fund. The Distributor shall be not liable for any action, representation, or solicitation made by the wholesalers of the Fund.

11. ACKNOWLEDGMENT. The Participant acknowledges receipt of the Prospectus and iShares Procedures Handbook and represents it has reviewed such documents and understands the terms thereof.

12. NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices shall be at the address or telephone, facsimile or telex numbers as follows:

         DISTRIBUTOR:                                PARTICIPANT:
         Attn:  General Counsel                      Attn:
         SEI Investments Distribution Co.
         One Freedom Valley Drive
         Oaks, Pennsylvania  19456-1100
         Telephone: (610)                            Telephone:
         Facsimile: (610)                            Facsimile:

                                                                  DRAFT: 6/13/02
                                                                  --------------

         TRANSFER AGENT AND FUND:
         Attn: Steven Gallant, Director
         Investors Bank and Trust Company
         200 Clarendon Street
         P.O. Box 9130
         Boston, Massachusetts 02117-9130.
         Telephone:
         Facsimile:

13. COMMENCEMENT OF TRADING. The Participant may not submit an Order pursuant to this Agreement until five Business Days after effectiveness of this Agreement or a date agreed upon by the Distributor and the Participant.

14. DEFINITIONS. The capitalized terms used in this Agreement are defined as follows. Any capitalized terms used herein that are not defined shall have the meaning set forth in the Prospectus.

    a. "1933 Act" means the Securities Act of 1933, as amended.

    b. "Affiliated Person" shall have the meaning given to it by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order.

    c. "Beneficial Owner" shall have the meaning given to it by Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

    d. "Business Day" shall mean each day the exchange on which an Index Series is open for regular trading.

    e. "Cash Component" means an amount of cash computed as described in the Prospectus

    f. "CNS System" means the Continuous Net Settlement clearing processes of NSCC.

    g. "Code" means the Internal Revenue Code of 1986, as amended.

    h. "Contractual Settlement Date" means the date as specified in the Prospectus upon which delivery of Deposit Securities must be made to the Fund.

    i. "Custodian" means the Fund's custodian, Investors Bank & Trust Co.

    j. "Deposit Security" means an in-kind deposit of a designated portfolio of equity securities as determined in the sole discretion of the Fund.

    k. "DTC" means The Depository Trust Company.

    l. "Fund Security" means in-kind redemption proceeds of a designated portfolio of equity securities as determined in the sole discretion of the Fund.

                                                                  DRAFT: 6/13/02
                                                                  --------------

    m. "iShares Clearing Process" means the Continuous Net Settlement clearing processes of NSCC, as such processes have been enhanced to effect purchases and redemptions of Creation Units.

    n. "iShares Foreign Fund Clearing Process" means the clearing process for those Index Series designated "Foreign Funds" in the Prospectus that is effected through the facilities of DTC, the Custodian and local subcustodians.

    o. "NASD" means the National Association of Securities Dealers, Inc.

    p. "NSCC" means the National Securities Clearing Corporation.

    q. "Participant Client" means any party on whose behalf the Participant acts in connection with an Order (whether a customer or otherwise).

    r. "iShares Procedures Handbook" means the iShares Trust Purchase and Redemption Procedures Handbook, as supplemented or amended from time to time.

    s. "Prospectus" means the Fund's current prospectus and statement of additional information included in its effective registration statement, as supplemented or amended from time to time.

15. EFFECTIVENESS, TERMINATION AND AMENDMENT. This Agreement shall become effective in this form upon delivery to and execution by the Distributor. This Agreement may be terminated at any time by any party upon sixty days prior written notice to the other parties and may be terminated earlier by the Fund or the Distributor at any time in the event of a breach by the Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement supersedes any prior such agreement between or among the parties. This Agreement may be amended by the Fund or the Distributor from time to time without the consent of the Participant or any Beneficial Owner by the following procedure. The Fund or the Distributor will mail a copy of the amendment to the Participant and the Fund or Distributor, as applicable. For purposes of this Agreement, mail will be deemed received by the recipient thereof on the fifth (5th) Business Day following the deposit of such mail into the U.S. Postal system. If neither the Participant nor the other party objects in writing to the amendment within five days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

16. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement.

17. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                                                  DRAFT: 6/13/02
                                                                  --------------

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.



DATED:
      ------------------


SEI INVESTMENTS DISTRIBUTION CO.                     [NAME OF PARTICIPANT]

BY:                                                  BY:
   ----------------------                               ------------------------

TITLE:                                               TITLE:
      -------------------                                  ---------------------




                                            ACCEPTED BY:

                                            INVESTORS BANK & TRUST COMPANY, AS
                                            TRANSFER AGENT

                                            BY:
                                               ---------------------------------

                                            TITLE:
                                                  ------------------------------

                                                                  DRAFT: 6/13/02
                                                                  --------------


                                     ANNEX I

                                  iShares Trust

                 INDEX SERIES NOT AUTHORIZED TO CREATE OR REDEEM


     Pursuant to Paragraph 1.a of the Authorized Participant Agreement, the Participant is not authorized to purchase or redeem Creation Units of the following Index Series of the Fund:

                                                                  DRAFT: 6/13/02
                                                                  --------------

                                    ANNEX II

                                  iShares Trust

                        AUTHORIZED PERSONS OF PARTICIPANT

     The following employees of the Participant are authorized, subject to Paragraph 5 of the Authorized Participant Agreement, to act as agent for the Participant, to submit purchase and redemption requests to the Distributor on behalf of the Participant and in its name with respect to those Index Series subject to Paragraph 1.a of the Authorized Participant Agreement.


Name:
     ---------------------------------------
E-Mail Address:
               -----------------------------
Telephone:
          ----------------------------------
Fax:
    ----------------------------------------


Name:
     ---------------------------------------
E-Mail Address:
               -----------------------------
Telephone:
          ----------------------------------
Fax:
    ----------------------------------------


Name:
     ---------------------------------------
E-Mail Address:
               -----------------------------
Telephone:
          ----------------------------------
Fax:
    ----------------------------------------


Name:
     ---------------------------------------
E-Mail Address:
               -----------------------------
Telephone:
          ----------------------------------
Fax:
    ----------------------------------------


Name:
     ---------------------------------------
E-Mail Address:
               -----------------------------
Telephone:
          ----------------------------------
Fax:
    ----------------------------------------


                                            Certified By:
                                                         -----------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

                                            Date:
                                                   -----------------------------